UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 8, 2009 (June 8, 2009)

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events.

On June 8, 2009, Rite Aid Corporation (“Rite Aid”) announced its intention to offer $400 million aggregate principal amount of senior secured notes due 2016.  The notes will be unsecured, unsubordinated obligations of Rite Aid Corporation and will be guaranteed by substantially all of Rite Aid’s subsidiaries.  The guarantees will be secured on a senior lien basis.

The notes offering is part of the previously announced comprehensive plan to refinance Rite Aid’s September 2010 debt maturities.  Also included in the refinancing is a new $525 million term loan due June 2015 ($125 million more than previously announced) under Rite Aid’s existing senior secured credit facility.  Proceeds from the new term loan, which is scheduled to close on June 10, 2009, will be used to refinance the $145 million Tranche 1 Term Loan due 2010 under Rite Aid’s existing senior secured credit facility, repay and cancel a portion of the commitments outstanding under Rite Aid’s existing $1.75 billion revolving credit facility due September 2010, and for fees and other expenses.  As part of the refinancing, Rite Aid is also seeking to enter a new $1.0 billion senior secured revolving credit facility due September 2012 (the “New Revolver”), for which it has obtained $900 million in commitments.  Rite Aid intends to use the net proceeds from the offering of the notes, together with borrowings under the New Revolver, to repay the remaining amounts outstanding and replace Rite Aid’s existing $1.75 million revolving credit facility, and to fund related fees and expenses.  Rite Aid has obtained the amendments to its senior secured credit facility necessary to complete the refinancing.

The notes offering is not contingent upon the entry into the New Revolver, which is subject to successful syndication and satisfaction of customary closing conditions.  In the event that the New Revolver is in an amount less than $1.0 billion, Rite Aid may seek to offer additional notes or other indebtedness, which may be secured.  The offering is subject to market and other customary conditions.

The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The notes and the related subsidiary guarantees have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01.                                          Financial Statements and Exhibits.

(c) Exhibits.

99.1                           Press Release, dated June 8, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: June 8, 2009	By:	/s/ Marc A. Strassler
		Name:	Marc A. Strassler
		Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 8, 2009.